Exhibit 99.1

Contact

Nabi Investor Relations 301-770-3099 www.nabi.com	Morrow & Co., LLC Attn: Joe Mills 203-658-9400

Nabi Biopharmaceuticals Announces Adjournment of Special Meeting of

Stockholders until October 22, 2012

Rockville, MD, September 24, 2012—Nabi Biopharmaceuticals (Nadsaq:NABI) today announced that its Special Meeting of Stockholders scheduled for September 24, 2012 has been adjourned to provide additional time to solicit proxies to approve the proposals (the “Proposals”) set forth in Nabi’s definitive proxy materials dated August 7, 2012, filed by Nabi with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the proposed business combination transaction between Nabi and Biota Holdings Limited (ASX:BTA) (the “Transaction”). Nabi stated that it had convened the Special Meeting as originally scheduled but adjourned the meeting due to the absence of a quorum. The Special Meeting will be reconvened at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland on October 22, 2012, at 4:30 p.m. local time.

The record date for stockholders entitled to vote at the adjourned Special Meeting remains August 3, 2012.

As previously announced, Nabi and Biota entered into an amendment deed to the merger implementation agreement, dated April 22, 2012. Nabi intends to file with the SEC and disseminate to its stockholders a supplement (the “Supplement”) to the definitive proxy statement, dated August 7, 2012, that will describe the amended terms of the merger implementation agreement and provide related relevant information.

Nabi’s Board of Directors has unanimously reaffirmed its belief that the Transaction and the related transactions are advisable and in the best interests of Nabi and its stockholders, and unanimously recommends that you vote “FOR” each of the Proposals.

Mangrove Partners Fund, L.P. and certain of its affiliates (collectively, “Mangrove”), which own approximately 4% of the outstanding shares of Nabi common stock and had previously opposed the Transaction, have entered into a support agreement with Nabi pursuant to which Mangrove has agreed to terminate its solicitation in opposition to the Transaction and to support the Transaction, as amended.

Stockholders who have previously submitted their proxy or otherwise voted, and who do not want to change their vote, need not take any action. Stockholders who have questions about the Transaction, need assistance in submitting their proxy or voting their shares (or changing a prior vote of their shares) should contact Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals, headquartered in Rockville, Maryland, is a biopharmaceutical company that has focused on the development of vaccines addressing unmet medical needs, including nicotine addiction. Its sole product currently in development is NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for the treatment of nicotine addiction and prevention of smoking relapse based on patented technology. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com.

Important Additional Information

In connection with the business combination transaction between Biota and Nabi, Nabi has filed a definitive proxy statement, dated August 7, 2012, with the SEC in connection with a special meeting of stockholders of Nabi originally convened on September 24, 2012 and adjourned to October 22, 2012 and will be filing a Supplement to the definitive proxy statement describing the amended Transaction. STOCKHOLDERS AND INVESTORS ARE URGED TO READ NABI’S DEFINITIVE PROXY MATERIALS, THE SUPPLEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY NABI WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors may obtain a free copy of Nabi’s definitive proxy statement and other materials filed by Nabi with the SEC at the SEC’s website at www.sec.gov, at Nabi’s website at www.nabi.com, or by contacting Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

Forward-Looking Statements

Statements set forth above that are not strictly historical are forward-looking statements and include statements about the Transaction and related matters, Nabi’s plans to distribute cash or other rights to its stockholders, expected timing and completion of the special meeting of the stockholders, proposed transactions, products in development, results and analyses of clinical trials and studies, research and development expenses, cash expenditures, licensure applications and approvals, and alliances and partnerships, among other matters. You can identify these forward-looking statements because they involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks that are more fully discussed in Nabi’s definitive proxy statement for the Special Meeting filed with the SEC on August 7, 2012 under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statement” and elsewhere in the proxy statement. We do not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.